                                                                   Exhibit 10.15

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                           ASSET PURCHASE AGREEMENT

                                     dated

                               January 10, 2000

                                 by and among

                              The Tuner Company,

                                 Thomas Widmer

                                      and

                                MicroTune, Inc.

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

                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into January 10, 2000, by and between MicroTune, Inc., a Texas corporation (the "Buyer"), The Tuner Company (formerly known as Temic Telefunken RF-Technologies, Inc.), a Texas corporation (the "Seller"), and Thomas Widmer (the "Shareholder").

                                   RECITALS
                                   --------

     A. Seller wishes to sell to the Buyer certain of the assets of Seller and to transfer to the Buyer certain specified obligations and liabilities of Seller (the "Acquisition") related to the business of Seller (the "Business").

     B. The Buyer wishes to acquire such assets and is willing to assume such obligations and liabilities on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS

     1.1  Agreement to Purchase and Sell. Upon the terms and subject to the
          ------------------------------
conditions set forth in this Agreement, upon the Closing Date (as defined in
Section 3.2), Seller and Shareholder agree to convey, sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller and/or Shareholder, all right, title and interest existing now or at any time hereafter through the Closing Date (whether or not in inchoate form) in or to all of the assets, properties and rights of Seller and/or Shareholder set forth on Schedule 1.1(a)
                                                                --------------
hereto, which shall include those listed below:

               (a) All marketing materials, training materials, office and reference manuals and similar items associated with the Business;

               (b) The franchises, licenses, permits, consents and certificates of any regulatory, administrative or other governmental agency or body issued to or held by Seller (to the extent the same are transferable) (the "Permits");

               (c) All rights of Seller and Shareholder in the Seller Intellectual Property (as defined in Section 4.7) and all inventions, materials, information, know-how and intellectual property rights related thereto, except for the name "The Tuner Company" and the domain names "thetuner.com", "thetuner.org" and "thetuner.net";

               (d) The contracts, agreements, contract rights, license agreements, purchase and sales orders, quotations and other executory rights of Seller and commitments of third parties related to or used in the Business (the "Contracts");

               (e) The furniture, art work, fixtures, equipment (including office equipment), machinery, parts, computer hardware, tools, dies, jigs, patterns, molds, automobiles and trucks and other tangible personal property used in the Business (collectively, the "Equipment");

               (f) All customer and supplier lists, including addresses, drawings, files, papers and records relating to the Business and all information with respect to the accounts relating to the Business (the "Account Information");

               (g) All causes of action, judgments and claims or demands of whatever kind or description arising out of or relating to the Purchased Assets (as defined below), excluding (with the exception of the Permitted Encumbrances) all causes of action, judgments and claims and demands against the Purchased Assets;

               (h) All of Seller's membership interests in Temic Telefunken RF-Engineering, LLC, an Alabama limited liability company ("Temic LLC");

               (i) All rights of Seller, if any, under express or implied warranties from suppliers and vendors to Seller which are related to the Business and associated with the Purchased Assets; and

                (j)  All goodwill, if any, associated with the Business.

The assets, properties and rights to be conveyed, sold, transferred, assigned and delivered to Buyer pursuant to this Section 1.1 are sometimes hereinafter collectively referred to as the "Purchased Assets." All of the Purchased Assets shall be sold to Buyer free and clear of any Liens (as defined in Section 4.5), other than Permitted Encumbrances (as defined in Section 4.5). The Purchased Assets shall explicitly exclude (A) the cash, cash equivalents and securities of the Company (excluding any cash or cash equivalents received related to prepayments for product shipments to be made after 11:59 p.m. on December 31, 1999, except as set forth below), (B) all trade notes, accounts and commissions receivable of Seller (which shall not include intercompany notes) related to actual product shipments made by Seller or TTH (I) on or before 11:59 p.m. on December 31, 1999 and (II) to satisfy the purchase orders listed on Schedule
                                                                    --------
1.1(b) hereto (including all cash or other proceeds generated from the payment
------
of such receivables), (C) the automobiles described in Schedule 1.1(c) hereto,
                                                       ---------------
and (D) the promissory note payable dated August 3, 1998 to Seller from Temic LLC in the principal amount of $21,000 and the promissory note payable dated November 19, 1999 to Seller from Temic LLC in the principal amount of $100,000. Notwithstanding anything else in this Agreement, Buyer shall not be liable or obligated with respect to any liability, obligation or commitment with respect to any of the foregoing except as expressly provided in Section 2.1 below.

                                  ARTICLE II

                           ASSUMPTION OF LIABILITIES

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     2.1  Agreement to Assume. At the Closing (as defined in Section 3.2 hereof), Buyer shall assume and agree to discharge and perform when due, and obtain releases of any guarantees of, those liabilities and obligations of Seller, and only those liabilities and obligations of Seller, that are specifically enumerated in Schedule 2.1 (the "Assumed Liabilities"). In
                           -----------
addition, upon the Closing, Seller's note payable dated March 30, 1998 in favor of Temic Telefunken Hochfrequenztechnik, GmbH ("TTH") shall be canceled and shall be of no further force or effect.

     2.2  No Expansion of Third Party Rights. The assumption by Buyer of the
          ----------------------------------
Assumed Liabilities shall not expand the rights or remedies of any third party against Buyer or Seller as compared to the rights and remedies which such third party would have had against Seller had Buyer not assumed the Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by Buyer of the Assumed Liabilities shall not create any third party beneficiary rights.

                                  ARTICLE III

                 PURCHASE PRICE, MANNER OF PAYMENT AND CLOSING

     3.1  Consideration. Upon the terms and subject to the conditions contained
          -------------
in this Agreement, the consideration for the Purchased Assets and the covenant contained in Section 7.5 hereof shall be one million ten thousand dollars ($1,010,000) (the "Purchase Price").

     3.2  Time and Place of Closing. The transaction contemplated by this
          -------------------------
Agreement shall be consummated (the "Closing") at 10:00 a.m. at the offices of Buyer on the date hereof (the "Closing Date") and shall be deemed effective as of 11:59 p.m. on December 31, 1999.

     3.3  Allocation of Purchase Price. The Purchase Price shall be allocated
          ----------------------------
among the Purchased Assets and the non-compete covenant provided for in the Employment Agreement as set forth in a statement of allocation of the Purchase Price (plus Assumed Liabilities), such statement to be prepared by Buyer at the Closing Date or as soon as practicable thereafter and mutually agreed upon by Buyer and Seller. The statement of the allocation prepared and mutually agreed to in accordance with this Section 3.3 shall be binding upon the parties hereto and shall be prepared using the allocating methods and principles required by
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. Neither Buyer nor Seller shall take any position inconsistent with such allocations, and any and all filings with and reports made to any taxing authority will be consistent with that allocation, except in each case to the extent that Buyer or Seller reasonably believes, after discussion with the other, that the foregoing will result in a violation of applicable law.

                                  ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDER

     Seller and the Shareholder, jointly and severally, represent and warrant to Buyer that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule attached hereto as Exhibit A (the
                                                                  ---------
"Seller Disclosure Schedule"). Any reference in this Article IV to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

     4.1  Capitalization. As of the Closing Date (i) the authorized capital
          --------------
stock of the Seller consists of 100,000 shares of common stock, (ii) 1,000 shares of common stock are issued and outstanding, and (iii) all such outstanding shares are owned by the Shareholder.

     4.2  Corporate Organization; Standing and Power. Seller is a corporation
          ------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 9.2 hereof) on Seller. Seller is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

     4.3  Authority.
          ---------

               (a) Seller has all requisite corporate power and authority to enter into the Agreement, the Employment Agreement (as defined in Section 6.2(c), the Bill of Sale (as defined in Section 6.2(b) and the termination agreements referenced in Sections 6.3(h) through (j) (collectively, the "Transaction Documents") to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and the other Transaction Documents have been duly executed and delivered by each of Seller and the Shareholder and constitute the valid and binding obligations of each of Seller and the Shareholder enforceable against each Seller and the Shareholder in accordance with their terms.

               (b) The execution and delivery of this Agreement and the other Transaction Documents by each of Seller and the Shareholder do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Seller, as amended, or (ii) any Material Contract (as defined in Section 4.9), permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Shareholder or any of their properties or assets, except where such conflict, violation or default would not have a Material Adverse Effect (as defined in Section 9.2) on Seller, the Purchased Assets or the Business.

               (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Seller or the Shareholder in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Seller or the Business and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

     4.4  Litigation. There is no private or governmental action, suit,
          ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Seller or Shareholder, threatened (including allegations that could form the basis for future action) against Seller or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Seller, or, to the knowledge of Seller or the Shareholder, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Seller or the Business. All litigation to which Seller is a party (or, to the knowledge of Seller or the Shareholder, threatened to become a party) is disclosed in the Seller Disclosure Schedule. Seller does not have any plans to initiate any litigation, arbitration or other proceeding against any third party.

     4.5  Governmental Authorization. Seller has obtained each federal, foreign,
          --------------------------
state, county or local governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Seller currently operates or holds any interest in any of its properties related to the Business or (ii) that is required for the operation of the Business or the holding of any such interest ((i) and (ii) herein collectively called "Seller Authorizations"), and all of such Seller Authorizations are in full force and effect, except where the failure to obtain or have any such Seller Authorizations could not reasonably be expected to have a Material Adverse Effect on the Business.

     4.6  Title to Property. Except for Permitted Encumbrances (as defined
          -----------------
below), Seller has good title to all of the Purchased Assets, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character (collectively, "Liens"). The term "Permitted Encumbrances" shall mean (i) liens for current taxes not yet due and payable, (ii) liens securing debt that are reflected on the Seller's Balance Sheet for the most recent period delivered to Buyer and (iii) with respect to standard, generally commercially available, "off-the-shelf" third party software products, any ownership or license rights of others. Seller shall transfer the Purchased Assets to Buyer free and clear of all Liens other than Permitted Encumbrances.

     4.7  Intellectual Property. Seller has sufficient title and ownership of or
          ---------------------
licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes set forth in
Section 4.7 of Seller Disclosure Schedule, (collectively, the "Seller Intellectual Property") without, to the best knowledge of Seller, any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements. Neither Seller nor the Shareholder has received any written communications alleging that Seller has violated or, by conducting the Business, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Shareholder is not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Business or the Buyer's business as an employee of the Buyer.

     4.8  Taxes. All taxes, including without limitation, income, property,
          -----
sales, use, franchise, added value, withholding, and social security taxes, imposed by the United States, any state, municipality, other local government or other subdivision or instrumentality of the United States, or any foreign country or any state or other government thereof, or any other taxing authority, that are due or payable by Seller with respect to the Business, and all interest and penalties thereon, whether disputed or not, and which would result in the imposition of a Lien on the Purchased Assets or against Buyer, other than taxes which are not yet due and payable, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Seller with respect to employees' withholding taxes have been duly made. Seller is not delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposits which would result in the imposition of a lien, claim or encumbrance on the Purchased Assets or against Buyer, and Seller does not have a tax deficiency or claim outstanding, assessed against it, or, to the knowledge of Seller and Shareholder, proposed, and there is no basis for any such deficiency or claim, which would result in the imposition of any Lien on the Purchased Assets or against Buyer.

     4.9  Employee Benefit Plans.
          ----------------------

               (a) Seller is not a party to any pension, profit sharing, savings, retirement or other deferred compensation plan, or any bonus (whether payable in cash or stock) or incentive program, or any group health plan (whether insured or self-funded), or any disability or group life insurance plan or other employee welfare benefit plan, or to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees association or similar organization. Seller is not a party to, nor has made any contribution to or otherwise incurred any obligation under, a "multiemployer plan" as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended.

               (b) To the best knowledge of Seller and the Shareholder, Seller has not violated any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 prior to the Closing.

     4.10  Material Contracts. There are no agreements, understandings,
           ------------------
instruments, contracts, proposed transactions, judgments, orders, writs or decrees in excess of $25,000 (each a "Material Contract") to which the Seller is a party or by which it is bound that may involve obligations (contingent or otherwise) of, or payments to, Seller, other than those listed in Section 4.10 of the Seller Disclosure Schedule.

     4.11 No Breach of Material Contracts. The Seller has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Seller or, to the knowledge of Seller or the Shareholder, with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Material Contract or (B) result in the loss or expiration of any material right or option by Seller (or the gain thereof by any third party) under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Buyer.

     4.12  Complete Copies of Materials. Seller has delivered true and complete
           ----------------------------
copies of each document listed in Section 4.12 of the Seller Disclosure
Schedule.

     4.13  Assets. The Purchased Assets include all of the assets necessary to
           ------
operate the Business in the same manner as the Business was operated by Seller prior to the Closing Date.

     4.14  Representations Complete.  None of the representations or warranties
           ------------------------
made by Seller or the Shareholder herein or in any Schedule hereto, including the Seller Disclosure Schedule, or certificate furnished by Seller pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     4.15  Broker or Finder. Neither Seller nor Shareholder has incurred any
           ----------------
obligation or liability, contingent or other, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

     It is the explicit intent of each party hereto that Seller is not making any representation or warranty whatsoever, express or implied, regarding the future revenues, profits or costs and expenses of the Business. Notwithstanding anything to the contrary in the preceding sentence, the preceding sentence shall in no way impact the terms and provisions of Section 7.7 or any adjustments made pursuant to its provisions.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct. Any reference in this Article V to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

     5.1  Organization, Power and Standing. Buyer is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of Texas. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Buyer. Buyer is not in violation of any of the provisions of its Articles of Incorporation or Bylaws

     5.2  Authority. Buyer has all requisite corporate power and authority to
          ---------
enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Buyer. This Agreement and the other Transaction Documents have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms.

     5.3  No Violation. Neither the execution and delivery by Buyer of this
          ------------
Agreement and the other Transaction Documents, nor the consummation by Buyer of the transactions contemplated hereby or thereby in accordance with the terms hereof, will (a) conflict with or result in a breach of any provisions of the Amended and Restated Articles of Incorporation or Bylaws of Buyer; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Buyer under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which Buyer or any of its respective properties is bound or affected, except for any of the foregoing matters which would not have a Material Adverse Effect; (c) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer which would have a Material Adverse Effect; or (d) other than the filings under applicable federal, state and local regulatory filings, or filings in connection with the maintenance of qualification to do business in other jurisdictions, require any material consent, approval or authorization of, or declaration, of or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Material Adverse Effect.

     5.4  Broker or Finder. Buyer has not incurred any obligation or liability,
          ----------------
contingent or other, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

     5.5  No Outside Reliance. Buyer has not relied and is not relying upon any
          -------------------
statement or representation not made in this Agreement, any exhibit, any Schedule or any certificate or other instrument or document to be delivered to Buyer in connection with the execution of this Agreement.

                                  ARTICLE VI

                                    CLOSING

     6.1  Form of Documents. At the Closing, the parties shall deliver the
          -----------------
documents, and shall perform the acts, which are set forth in this Article VI.

     6.2  Buyer's Deliveries. At the Closing, Buyer shall execute and/or deliver
          ------------------
to Seller:

               (a) a duly executed copy of an Assumption Agreement for the Assumed Liabilities, in substantially the form attached hereto as Exhibit B
                                                                  --------
hereto;

               (b) a wire transfer in the amount of $931,000, which cash payment was determined as set forth on Schedule 6.2(b);

               (c) a duly executed copy of the Employment Agreement with the Shareholder, in substantially the form attached hereto as Exhibit C (the
                                                          ---------
"Employment Agreement");

               (d) duly executed copies of each of (i) the stock option agreement attached as Exhibit A to the Employment Agreement (the "Time-based Stock Option") and (ii) the performance stock option agreement attached as Exhibit B to the Employment Agreement (the "Performance Stock Option"); and

               (e) Seller's note payable dated March 30, 1998 in favor of TTH marked "canceled" and Seller's note payable dated December 31, 1999 in favor of TTH marked "paid in full".

     6.3  Seller's Deliveries.  At the Closing, Seller shall deliver to Buyer:
          -------------------

               (a)  physical possession of all tangible Purchased Assets;

               (b) a duly executed copy of a Bill of Sale for the Purchased Assets, in substantially the form attached hereto as Exhibit D (the "Bill of
                                                     ---------
Sale");

               (c) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel may reasonably request;

               (d) except for the Permitted Encumbrances, releases of all Liens and security interests held by any lender of Seller, in any of the Purchased Assets, including, without limitation, UCC-3 termination statements;

               (e) all necessary consents for the assignment of contracts, leases, purchase orders, sales orders and Permits which are to be assigned to Buyer or alternate arrangements with respect thereto, all as reasonably acceptable to Buyer;

               (f) Good Standing certificates from the Texas Comptroller regarding franchise, sales, use and excise taxes;

               (g)  a duly executed copy of the Employment Agreement;

               (h) evidence of the transfer of the Temic LLC interests to Buyer;

               (i) a duly executed termination agreement terminating the Representation Agreement dated April 1, 1998 between Seller and TTH;

               (j) a duly executed termination agreement terminating the Equipment Leases dated August 1, 1998 and August 8, 1998, by and between Seller and TTH;

               (k) a duly executed termination agreement terminating the Sublease Agreement dated August 8, by and between Seller and Temic LLC; and

               (l) each of the promissory note payable dated August 3, 1998 to Seller from Temic LLC in the principal amount of $21,000 and the promissory note payable dated November 19, 1999 to Seller from Temic LLC in the principal amount of $100,000 marked "paid in full."

                                  ARTICLE VII

                            POST-CLOSING AGREEMENTS

     7.1  Use of Trademarks; References to Seller. Seller shall cease to use and
          ---------------------------------------
shall not license any third party to use, or consent to the use by any third party of, the names "TEMIC" and "Temic," any name, slogan, logo or trademark of Seller (or any similar or deceptively similar name, slogan, logo or trademark thereto).

     7.2  Expenses. Whether or not the Acquisition is consummated, all fees and
          --------
expenses incurred in connection with this Agreement and the Acquisition including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that the foregoing shall not apply in the event of a material breach of this Agreement by a party, in which case the non-breaching party may seek to recover such fees and expenses from the breaching party. Notwithstanding anything to the contrary in this
Section 7.2, Buyer shall pay all reasonable fees and expenses to complete the transfer of Seller domain names and the expenses (including employee compensation expenses) set forth on Schedule 7.2, which expenses have been incurred by Seller with respect to the operation of the Business from January 1, 2000 through the Closing Date. In no event shall Buyer be responsible for any expenses or liabilities of Seller from and after the Closing Date other than as set forth in this Section 7.2 , Section 7.3 or included in the Assumed Liabilities.

     7.3  Employment by Buyer of Seller Employees. Seller shall use its best
          ---------------------------------------
efforts to assist the Buyer in hiring and retaining the services of those employees of Seller set forth on Schedule 7.3 hereto (the "Retained Employees").
                                 ------------
Buyer agrees that upon the acceptance of each Retained Employee of an employment offer, such Retained Employee shall become an employee of Buyer with full credit for prior service with Seller for all purposes, including but not limited to that of determining their eligibility for Buyer's employment benefits. Any Retained Employee accepting employment by Buyer will be required as a condition precedent to such employment to terminate any existing employment agreement with Seller, execute the Buyer's standard form of confidentiality and proprietary information agreement and take such other actions generally required by Buyer of its employees. Buyer also agrees to cover reasonable moving expenses for each Retained Employee to move closer to Buyer's offices located in Plano, Texas; provided, however, that such reimbursement shall only apply to a Retained Employee that moves at least fifty (50) miles from his or her present residence; and, provided, further, that any such expenses shall be subject to the prior approval of Buyer. In addition, Buyer agrees to pay to either of Gil Medel or Randy Brase any severance pay owed to them by Seller under the employment offer letters between Seller and such individuals if, and only if, Mr. Medel or Mr. Brase, as the case may be, is terminated by Seller (which in no event shall include a voluntary termination of such employee by such employee) from his employment with Seller within one month from the Closing Date.

     7.4  Taxes.
          -----

               (a) Seller shall be responsible for and shall pay when due (i) all Taxes attributable, levied or imposed upon or incurred in connection with the Purchased Assets (pertaining to the period (or any portion of any period) ending on or prior to the Closing Date) and (ii) all Taxes incurred in connection with or attributable to the Business (pertaining to the period (or any portion of any period) ending on or prior to the Closing Date). Seller agrees to continue to file timely within the time period for filing, or any extension granted with respect thereto, all Returns relating to any and all Taxes required to be filed by it and such Returns shall be true and correct and completed in accordance with applicable laws.

               (b) Seller or Shareholder, as the case may be, shall bear, pay and promptly discharge when due the entire amount of any and all excise, sales, value-added, use, registration, stamp, documentary, transfer and other like taxes and filing, recording and notarization fees (together with all interest, penalties and additions imposed with respect thereto or thereon) imposed or levied on Seller or Shareholder by reason of, in connection with or attributable to this Agreement and the Acquisition.

     7.5  Further Assurances. The parties shall execute such further documents,
          ------------------
and perform such further acts, as may be necessary to transfer and convey the Purchased Assets to Buyer, on the terms herein contained, and otherwise to comply with the terms of this Agreement and to consummate the transaction contemplated hereby, including, without limitation, completion of the registration of the transfer of Seller domain names.

     7.6  Bulk Sales Laws. Each of Buyer and Seller hereby waives compliance by
          ---------------
the other with the so-called "bulk sales law" and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

     7.7  Revenues Adjustment.
          -------------------

               (a) Within sixty (60) days following the first anniversary of the Closing, Ernst & Young, LLP ("Buyer's Accountant") shall review the books of the form, comprising the Buyer and Temic Telefunken Hochfrequenztechnik, GmbH ("TTH") to determine the Combined Entity's net Revenues (as defined below) for the year ended December 31, 2000 (the "Measurement Period"), calculated in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") consistently applied

(the "Measured Revenues"). For purposes of this Section 7.7, Revenues shall mean revenues generated by the Combined Entity from sales of both (i) product in which the design-in activity occurs in the United States and the product is shipped to a location within the United States for production (or direct revenues) and (ii) product in which the design-in activity occurs in the United States, but the product is shipped to a location outside of the United States for production (or shared revenues). In the event that the Measured Revenues is less than $40,000,000, Buyer shall promptly deliver to the Shareholder a notice ("Revenues Adjustment Notice") setting forth the determination of Buyer's Accountant, including the amount by which the Measured Revenues is less than $40,000,000 (the "Revenues Adjustment").

               (b) The Shareholder shall have thirty (30) days from the receipt of the Revenues Adjustment Notice to notify Buyer that the Shareholder disputes such Revenues Adjustment Notice. If Buyer has not received notice of such a dispute within such thirty (30)-day period, Buyer shall be entitled to set off against the Vested Pledged Shares (as defined in Section 8.3 below) an amount equal to (i) the Revenues Adjustment times (ii) two percent (2%). For purposes of this section, the Vested Pledged Shares shall be valued at the current market value of such shares as determined by the Board of Directors of Buyer in good faith and consistent with past practices. If, however, the Shareholder has delivered notice of such a dispute to Buyer, then Buyer and the Shareholder shall mutually select an independent accounting firm of nationally recognized standing that has not represented any of the parties hereto within the two (2)- year period preceding the date of the Revenues Adjustment Notice to review the books and records of the Business and the Revenues Adjustment Notice (and related information) to determine the amount, if any, of the Revenues Adjustment. The independent accounting firm shall make its determination of the Revenues Adjustment, if any, within thirty (30) days of its selection.

               (c) The determination of the independent accounting firm shall be final and binding on the parties hereto, and upon such determination, Buyer shall be entitled to offset against the Vested Pledged Shares the amount of the Revenues Adjustment, if any, as set forth above in this Section 7.7. The costs of the independent accounting firm shall be borne by the party (either Buyer or the Shareholder) whose determination of the Revenues Adjustment shall be furthest from the independent accounting firm's determination of the Revenues Adjustment, or equally by Buyer and the Shareholder in the event that the determination by the independent accounting firm is equidistant between each party's determination of the Revenues Adjustment.

               (d) Notwithstanding anything to the contrary in this Section 7.7, at such time prior to December 31, 2000, as the Combined Entity's net revenues as determined in accordance with U.S. GAAP, exceeds $40,000,000, as verified by Buyer's Accountant, Buyer shall notify Shareholder and shall release the pledge against the Vested Pledged Shares, except to the extent that there are claims for Damages set off against such Vested Pledged Shares.

     7.8  Transfer of Seller Tradename and Domain Name. Shareholder shall
          --------------------------------------------
transfer upon dissolution of Seller within one year from the Closing Date to Buyer all of Shareholder and/or Seller's right, title and interest in and to the trademark "The Tuner Company" and the domain names "thetuner.com", "thetuner.org" and thetuner.net". All reasonable fees and expenses incurred by Buyer, Seller or Shareholder in connection with the transfer shall be paid by Buyer.

                                 ARTICLE VIII

                                INDEMNIFICATION

     8.1  Survival of Representations, Warranties and Covenants. Notwithstanding
          -----------------------------------------------------
any investigation conducted before or after the Closing, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which Buyer or Seller may have as a result of such investigation or otherwise, Buyer and Seller will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement. Unless otherwise specified herein, the obligations of Buyer, Seller and the Shareholder with respect to their respective representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect until the date one (1) year following the Closing Date.

     8.2  Indemnification.
          ---------------

               (a)  From and after the Closing, and subject to the provisions of
Section 8.1, Buyer (on or after the Closing Date) shall be indemnified and held harmless by Seller and the Shareholder against, and reimbursed for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense (other than any such damages resulting from injunctive relief granted as to an intellectual property claim, but including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) (collectively the "Damages") imposed on or reasonably incurred by Buyer as a result of (i) any breach of any representation, warranty, agreement or covenant on the part of Seller under this Agreement; (ii) any and all liabilities of Seller or Shareholder that are not Assumed Liabilities, or (iii) the operation or ownership of the Purchased Assets of Seller prior to the Closing.

               (b)  From and after the Closing, and subject to the provisions of
Section 8.1, Seller (on or after the Closing Date) shall be indemnified and held harmless by Buyer against, and reimbursed for, any Damages imposed on or reasonably incurred by Seller as a result of (i) any breach of any representation, warranty, agreement or covenant on the part of Buyer under this Agreement, (ii) any and all of the Assumed Liabilities, or (iii) the operation or ownership of the Purchased Assets by Buyer after the Closing.

               (c) "Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by Buyer in the absence of claims by a third party. There shall be no liability for Damages under Section 8.2(a) or 8.2(b) (i) unless and only to the extent that the aggregate amount of such Damages exceeds $25,000 or (ii) for claims for Damages made after the one (1) year anniversary of the Closing.

     8.3  Pledge of Shares; Set-off. As partial security for the indemnity
          -------------------------
provided in Section 8.2, Shareholder shall pledge, transfer and assign to Buyer, for the benefit of Buyer, a security interest in the shares of Buyer's Common Stock subject to the Performance Stock Option as such shares vest (the "Vested Pledged Shares"). Buyer shall have the right to set off amounts against the Vested Pledged Shares in the manner set forth below and in the order that such Vested Pledged Shares become vested under the Performance Stock Option. In the event that Buyer has elected to set off any Damages against the Vested Pledged Shares, Buyer shall promptly notify the Shareholder that it has suffered such Damages, and intends to set off such Damages against the Vested Pledged Shares. The Shareholder may elect to pay the amount of such Damages to Buyer in cash by notifying Buyer in writing of its election to pay the Loss in cash and shall deliver the amount of such Damages in cash to Buyer within thirty (30) days of receipt of the Buyer's notice of such claim for Damages. In the event there is not sufficient value in the Vested Pledged Shares (as determined above) to offset the entire claim for Damages made by Buyer, Shareholder shall immediately pay Buyer the amount of such deficiency in cash within thirty (30) days of receipt of the Buyer's notice of such claim for Damages.

     8.4  Liability Ceiling; Sole Remedy. Notwithstanding anything herein
          ------------------------------
contained to the contrary, none of Seller and Shareholder, as a group, nor Buyer shall be liable for any Damages pursuant to this Article VIII in an aggregate amount in excess of the sum of the Purchase Price plus the value of the Vested Pledged Shares and any shares vested under the Time-based Stock Option. The parties acknowledge and agree that the provisions of this Article VIII shall be the sole and exclusive remedy of any party hereto from any claims against any party under this Agreement, and no other right or remedy shall exist at law or by statute or from or related to this Agreement or arising from or related to the transaction which is the subject matter hereof; provided, however, that the foregoing shall not (i) in any way restrict or limit the remedies available to Buyer, Seller or Shareholder pursuant to or with respect to the Employment Agreement (including all Exhibits thereto) or the lease for the Irving, Texas location included in the Assumed Liabilities, (ii) prohibit any party from seeking and obtaining specific performance of this Agreement or injunctive relief or enforcement thereof against any party hereto, or (iii) in any way restrict or limit the remedies available to Buyer, Seller or Shareholder in the case of Fraud. "Fraud" as used herein shall mean a false representation of a material fact contained in this Agreement (including the Seller Disclosure Schedule) or any certificate or other document delivered by Seller or Shareholder pursuant to this Agreement or an omission of a material fact necessary to make a representation contained in this Agreement (including the Seller Disclosure Schedule) or any certificate or other document delivered by Shareholder or Seller pursuant to this Agreement not misleading, if, at the date of this Agreement: (a) Seller or Shareholder had knowledge (without any duty of investigation) of the falsity of such false representation or the existence of such omission and failed to notify Buyer or otherwise correct it; and (b) Seller or Shareholder failed to notify Buyer of such falsity or omission or otherwise correct it for the specific purpose of inducing Buyer to enter into this Agreement or consummate the transactions contemplated herein.

     8.5  Resolutions of Disputes, Arbitration. Any disputes that arise under
          ------------------------------------
this Article 8 shall be resolved through binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, as such rules may be amended from time to time. Any such arbitration shall take place in Dallas County, Texas.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          (a)  if to Buyer, to:

               MicroTune, Inc.
               2540 East Plano Parkway, Suite 188
               Plano, Texas 75074
               Attention:  Chief Executive Officer
               Facsimile No.: (972) 673-1602
               Telephone No.: (972) 673-1600

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               8911 Capital of Texas Highway
               Westech 360, Suite 3350
               Austin, TX  78759-7247
               Attention:  Paul R. Tobias, Esq.
               Facsimile No.: (512)338-5499
               Telephone No.: (512) 338-5400

          (b)  if to Seller, to:

               The Tuner Company

               5605 N. MacArthur Blvd., Suite 220
               Irving, TX 75038
               Attention:  President
               Facsimile No.: (972) 756-0702
               Telephone No.: (972) 756-0302

               with a copy to:

               Haynes and Boone, LLP
               201 Main Street, Suite 2200
               Fort Worth, TX  76102
               Attention: Butler Eaton, Esq.
               Facsimile No.: (817) 347-6650
               Telephone No.: (817) 347-6600

     9.2  Interpretation. When a reference is made in this Agreement to
          --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers and directors of such party. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; No Third Party Beneficiaries. This Agreement, the
          ----------------------------------------------
other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Seller Disclosure Schedule,
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any other person any rights or remedies hereunder.

     9.5  Severability. In the event that any provision of this Agreement, or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Remedies Cumulative. Except as otherwise provided herein, any and all
          -------------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Texas without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Texas, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Texas for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.8  Assignment. Neither this Agreement nor any of the rights, interests or
          ----------
obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     9.9  Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.10 Attorneys' Fees. In the event of any suit or other proceeding to construe or enforce any provision of this Agreement or any other agreement to be entered into pursuant hereto, or otherwise in connection with this Agreement, the prevailing party's or parties' reasonable attorneys' fees and costs (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party or parties.


                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    BUYER:



                                    MicroTune, Inc.

                                    By: /s/ Douglas J. Bartek
                                       ------------------------------------
                                    Name: Douglas J. Bartek
                                         ----------------------------------
                                    Title: CEO and Chairman
                                          ---------------------------------


                                    SELLER:


                                    The Tuner Company

                                    By: /s/ Thomas Widmer
                                       ------------------------------------
                                    Name: Thomas Widmer
                                         ----------------------------------
                                    Title: President and CEO
                                          ---------------------------------



                                    SHAREHOLDER:

                                     /s/ Thomas Widmer
                                    ---------------------------------------
                                    Thomas Widmer



                   [Asset Purchase Agreement Signature Page]